150 Third Avenue South, Suite 2800
Nashville, TN 37201
(615) 742-6200

June 20, 2019

Kirkland’s, Inc.
5310 Maryland Way
Brentwood, Tennessee 37027

Re:	Registration Statement on Form S-8 relating to the Kirkland’s, Inc. Amended and Restated 2002 Equity Incentive Plan, (the “Plan”)
Ladies and Gentlemen:
We have acted as counsel to Kirkland’s, Inc., a Tennessee corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the addition of 1,000,000 shares (the “Shares”) of Common Stock, no par value, of the Company that may be issued from time to time pursuant to the Plan.
In connection with the opinion expressed herein, we have examined and relied upon such records, documents, certificates, and other instruments as we have deemed in our judgment relevant or necessary in order to express the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents, the legal capacity of all natural persons, the conformity to such original documents of all copies submitted to us as certified, conformed or photostatic copies, and, as to certificates and oral or written statements of public officials, we have assumed the same to have been properly given and to be accurate. As to facts material to the opinion and assumptions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and representations of officers and other representatives of the Company and others.
Based upon the foregoing and subject to the further qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.
The opinions expressed above are limited to the Tennessee Business Corporation Act (which includes applicable provisions of the Tennessee Constitution and reported judicial decisions interpreting the Tennessee Business Corporation Act and the Tennessee Constitution), and we express no opinion with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein.
We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.
This opinion is furnished to you in connection with the filing of the Registration Statement. Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.
Very truly yours,
/s/ Bass, Berry & Sims PLC
bassberry.com